United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 1, 2015

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fidelity National Information Services, Inc. (the “Company”) announced that Michael Nussbaum has been appointed Chief Accounting Officer effective as of June 1, 2015.

Mr. Nussbaum, age 38, previously was Executive Vice President of Finance with responsibility for the Controller, Financial Planning and Analysis, and Corporate Tax functions at Primerica, Inc. (“Primerica”) since 2014, and held various roles of increasing responsibilities within Primerica since 2009. Prior to joining Primerica, Mr. Nussbaum was Director of Accounting at Radiant Systems Inc. from 2008 to 2009. He held various positions at The Coca-Cola Company from 2002 to 2008, most recently as Manager, Financial Planning and Analysis, and was an auditor at Deloitte & Touche from 1999 to 2002. Mr. Nussbaum holds a B.B.A. in accounting from the University of Notre Dame, and is a licensed Certified Public Accountant.

In consideration of Mr. Nussbaum’s appointment, the Company and Mr. Nussbaum have entered into a three year employment agreement. There are no other arrangements or understanding pursuant to which Mr. Nussbaum was selected as Chief Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Nussbaum. There are no related party transactions between the Company and Mr. Nussbaum reportable under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: June 2, 2015	By:	/s/ Michael P. Oates
		Name:	Michael P. Oates
		Title:	Corporate Executive Vice President,
General Counsel and Corporate Secretary